SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

CAPITAL HILL GOLD, INC.
(Exact name of Registrant as specified in charter)

FLORIDA
(State or other jurisdiction of incorporation)

000-32375	650067192
(Commission File Number)	(IRS Employer Identification No.)

1117 Christmas Tree Lane, Pearce, AZ 85625
(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 725-4160

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On February 26, 2004, the Registrant issued 12,000,000 shares of its common stock to Capital Hill Resources Ltd. The Registrant issued these shares in connection with its option to acquire forty-two mineral unpatented claims (claim name Victor 1-42 inclusive) and the NE & NW half of Section 9, and the surface rights with an option to purchase an additional 453 acres on Section 4 located in Cochise County Arizona.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 26, 2004, the Registrant sold its assets in its jewelry business to Arthur Garrison. These assets had a deemed value of $65,000. The Registrant accepted the return and cancellation of 4,430,000 shares of common stock from Mr. Garrison and others as full satisfaction of the purchase price. This sale was conducted pursuant to an asset and purchase agreement dated January 12, 2004.

On January 12, 2004, the Registrant entered into an option agreement with Capital Hill Resources Ltd. to acquire forty-two mineral unpatented claims (claim name Victor 1-42 inclusive) and the NE & NW half of Section 9, and the surface rights with an option to purchase an additional 453 acres on Section 4 located in Cochise County Arizona. On February 26, 2004, the Registrant issued 12,000,000 shares of its common stock to Capital Hill Resources Ltd. as consideration for the option on these claims.

Further details about these transactions and copies of the full agreements can be found in the Registrant's Definitive Information Statement filed January 26, 2004 on Edgar.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

On February 26, 2004, Messrs. Malcolm M. Cameron, Francisco Kent Carasquero and Peter K. Holeczek became directors of the Registrant.

On February 16, 2004, the Registrant changed its name from "Autec Associates Inc." to "Capital Hill Gold, Inc."

ITEM 6. RESIGNATION OF DIRECTORS

On February 26, 2004, Messrs. Arthur Garrison and Luther Jefferies resigned from the Board of Directors of the Registrant. These resignations were in contemplation of the change of business direction the Registrant discussed in the Registrant's Definitive Information Statement filed January 26, 2004 on Edgar.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO REGISTRANT'S CODE OF ETHICS, OR WAIVER OF PROVISION OF CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLAN

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

EXHIBITS

99.1 Press Release Dated March 1, 2004.
99.2 Resignation of Mr. Arthur Garrison.
99.3 Resignation of Mr. Luther Jefferies.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL HILL GOLD, INC.

By:

/s/ Malcom Cameron
_________________________________
Malcolm Cameron, President and CEO

Dated: March 1, 2004